Exhibit 99.1

vTv Therapeutics Announces Second Quarter 2018 Results and Update

HIGH POINT, N.C. – (BUSINESS WIRE) – August 3, 2018 – vTv Therapeutics Inc. (Nasdaq:VTVT) today reported financial results for the second quarter that ended June 30, 2018, and provided an update on recent achievements and upcoming events.

“Since our announcement regarding the topline results from Part B of the STEADFAST Study, we have continued to analyze the results from Parts A and B and are encouraged by our findings,” said Steve Holcombe, chief executive officer, vTv Therapeutics. “In addition, our other programs, including our glucokinase activator currently in clinical development for type 1 diabetes and our GLP-1R program that is being developed in partnership with Huadong Medicine for type 2 diabetes, continue to make steady progress.”

Recent Achievements and Outlook

•	Azeliragon data analysis continues in order to move development of the therapy forward in consultation with our scientific advisory board and the FDA.

•

SimplicT-1 Study enrolling patients with type 1 diabetes. The adaptive Phase 1/2 SimplicT-1 Study has begun dosing patients with type 1 diabetes in a 12 week study to evaluate TTP399 as an add-on to insulin therapy. TTP399 has previously demonstrated statistically significant reductions in HbA1c levels in the AGATA Study, a phase 2 study in type 2 diabetes.

•

Advancing PDE4 program with Newsoara. During the second quarter, vTv licensed rights to its PDE4 program to Newsoara Biopharma Co., Ltd. to further its development and potential commercialization in China and other Pacific Rim countries. Newsoara is developing vTv’s PDE4 compounds as a potential therapeutic for COPD, a chronic illness affecting nearly 100 million people in China.

•	Additional Investment by MacAndrews & Forbes Incorporated. MacAndrews & Forbes provided vTv an additional $10 million capital line.

Upcoming Events

vTv will participate in the following upcoming investor conferences:

•	H.C. Wainwright Annual Healthcare Conference, September 4-6, New York.

vTv will also participate in the following upcoming scientific conferences:

•	11th Clinical Trials on Alzheimer’s Disease (CTAD), October 24-27, Barcelona.

Second Quarter 2018 Financial Results

•	Cash Position: Cash and cash equivalents as of June 30, 2018, were $1.2 million compared to $6.5 million as of March 31, 2018.

•

R&D Expenses: Research and development expenses were $8.6 million in the second quarter of 2018, compared to $8.9 million in the first quarter of 2018. The decrease in research and development expenses was primarily driven by the termination of the STEADFAST and open label extension studies during the second quarter of fiscal 2018.

•

G&A Expenses: General and administrative expenses were $2.7 million and $2.3 million, for the second quarter of 2018 and the first quarter of 2018, respectively. The change in general and administrative cost was driven by lower incentive compensation costs in the first quarter of 2018 related to a reduction in the expected probability of payment of the remaining amount of fiscal 2017 incentive bonuses.

•

Net Loss Before Non-Controlling Interest: Net loss before non-controlling interest was $9.6 million for the second quarter of 2018 compared to net loss before non-controlling interest of $10.0 million for the first quarter of 2018.

•

Net Loss per Share: GAAP net loss per share was $0.31 and $0.30 for the three months ended June 30, 2018 and March 31, 2018, respectively, based on weighted-average shares of 10.0 million and 9.7 million for the three month periods ended June 30, 2018 and March 31, 2018, respectively. Non-GAAP net loss per fully exchanged share was $0.29 and $0.30 for the three months ended June 30, 2018 and March 31, 2018, respectively, based on non-GAAP fully exchanged weighted-average shares of 33.1 million and 32.8 million for the three months ended June 30, 2018 and March 31, 2018, respectively.

vTv Therapeutics Inc.

Condensed Consolidated Balance Sheets - Unaudited

(in thousands)

	June 30,	March 31,
	2018	2018

Assets
Current assets:
Cash and cash equivalents	$1,163	$6,535
Restricted cash and cash equivalents	—	—
Accounts receivable, net	2,270	210
Prepaid expenses and other current assets	264	471
Current deposits	2,311	2,256
Total current assets	6,008	9,472
Restricted cash and cash equivalents, long-term	2,500	2,500
Property and equipment, net	202	241
Long-term investments	2,480	2,480
Long-term deposits	36	36
Total assets	$11,226	$14,729
Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$13,144	$11,296
Current portion of deferred revenue	10,114	8,754
Current portion of notes payable	8,229	6,771
Total current liabilities	31,487	26,821
Notes payable	10,863	13,091
Deferred revenue, net of current portion	603	2,436
Warrant liability, related party	201	517
Other liabilities	256	255
Total liabilities	43,410	43,120
Commitments and contingencies
Redeemable noncontrolling interest	39,413	120,397
Stockholders’ deficit:
Class A Common Stock	109	97
Class B Common Stock	232	232
Additional paid-in capital	134,587	128,796
Accumulated deficit	(206,525)	(277,913)
Total stockholders’ deficit attributable to vTv Therapeutics Inc.	(71,597)	(148,788)
Total liabilities, redeemable noncontrolling interest and stockholders’ deficit	$11,226	$14,729

vTv Therapeutics Inc.

Condensed Consolidated Statements of Operations - Unaudited

(in thousands, except per share data)

	Three Months Ended
	June 30, 2018	March 31, 2018
Revenue	$2,473	$2,064
Operating expenses:
Research and development	8,594	8,943
General and administrative	2,737	2,255
Total operating expenses	11,331	11,198
Operating loss	(8,858)	(9,134)
Interest income	16	18
Interest expense	(870)	(855)
Other income (expense), net	316	11
Loss before income taxes and noncontrolling interest	(9,396)	(9,960)
Income tax provision	200	—
Net loss before noncontrolling interest	(9,596)	(9,960)
Less: net loss attributable to noncontrolling interest	(6,524)	(7,008)
Net loss attributable to vTv Therapeutics Inc.	$(3,072)	$(2,952)
Net loss per share of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	$(0.31)	$(0.30)
Weighted-average number of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	10,049,831	9,699,721

vTv Therapeutics Inc.

Condensed Consolidated Statements of Operations - Unaudited

(in thousands, except per share data)

	Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Revenue	$2,473	$13	$4,537	$43
Operating expenses:
Research and development	8,594	9,623	17,537	20,583
General and administrative	2,737	3,005	4,992	5,829
Total operating expenses	11,331	12,628	22,529	26,412
Operating loss	(8,858)	(12,615)	(17,992)	(26,369)
Interest income	16	33	34	60
Interest expense	(870)	(832)	(1,725)	(1,391)
Other income (expense), net	316	—	327	—
Loss before income taxes and noncontrolling interest	(9,396)	(13,414)	(19,356)	(27,700)
Income tax provision	200	—	200	—
Net loss before noncontrolling interest	(9,596)	(13,414)	(19,556)	(27,700)
Less: net loss attributable to noncontrolling interest	(6,524)	(9,451)	(13,532)	(19,517)
Net loss attributable to vTv Therapeutics Inc.	$(3,072)	$(3,963)	$(6,024)	$(8,183)
Net loss per share of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	$(0.31)	$(0.41)	$(0.61)	$(0.84)
Weighted-average number of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	10,049,831	9,693,254	9,875,743	9,693,254

About vTv Therapeutics

vTv Therapeutics Inc. is a clinical-stage biopharmaceutical company engaged in the discovery and development of orally administered small molecule drug candidates to fill significant unmet medical needs. vTv has a pipeline of clinical drug candidates led by programs for the treatment of Alzheimer’s disease and diabetes as well as treatment of inflammatory disorders.

About STEADFAST
The STEADFAST study, two independent and identical randomized, double-blind, placebo-controlled Phase 3 trials (Part A and Part B), was designed to investigate the safety and efficacy of azeliragon as a potential treatment for patients with mild Alzheimer’s disease. The 18-month study targeted enrollment of 800 patients (400 in each trial). The first trial enrolled patients in the United States and Canada who had a clinical diagnosis of mild Alzheimer's disease and an MRI consistent with this diagnosis. Enrollment of the second trial included study sites in the United Kingdom, Ireland, Australia, New Zealand and South Africa. Clinical trials involving azeliragon, including the Part B Study and the open-label extension study have been terminated based on the topline results from the Part A Study showing the trial failed to meet either of the co-primary endpoints. Topline efficacy results from the Part B Study were announced in June of 2018 showing that this trial also failed to meet either of the co-primary endpoints.

Forward-Looking Statements

This release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this release, including statements regarding the timing of our clinical trials, our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include those described under the heading “Risk Factors” in our Annual Report on Form 10-K and our other filings with the SEC. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this release. We anticipate that subsequent events and developments will cause our views to change. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”), we use non-GAAP earnings per fully exchanged share, which is a non-GAAP financial measure. Non-GAAP earnings per fully exchanged share is defined as net loss attributable to vTv Therapeutics Inc. including the loss attributable to the non-controlling interest and assuming the exchange of all the Class B common stock of vTv Therapeutics Inc. and an equal number of non-voting common units of vTv Therapeutics LLC (“vTv Units”) for shares of Class A common stock of vTv Therapeutics Inc. We believe that this measure provides useful information to investors as it eliminates the variability of non-controlling interest resulting from the exchanges of Class B common stock and vTv Units into Class A common stock. This measure is not intended to be considered in isolation or as a substitute for, or superior to, financial measures prepared and presented in accordance with GAAP.

The following is a reconciliation of non-GAAP earnings per fully exchanged share, basic and diluted to its most directly comparable GAAP measure, net loss per share of vTv Therapeutics Class A common stock, basic and diluted and the computation of the components of this non-GAAP measure:

	Three Months Ended
	June 30, 2018	March 31, 2018
Numerator:
Net loss attributable to vTv Therapeutics Inc.	$(3,072)	$(2,952)
Reallocation of net income attributable to non-controlling interest from the assumed exchange of Class B shares (1)	(6,524)	(7,008)
Net loss before noncontrolling interest	$(9,596)	$(9,960)
Denominator:
Weighted-average number of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	10,049,831	9,699,721
Assumed exchange of Class B Common Stock (1)	23,094,221	23,115,631
Adjusted proforma fully exchanged weighted-average shares of Class A common stock outstanding, basic and diluted	33,144,052	32,815,352
Adjusted proforma earnings per fully exchanged share, basic and diluted	$(0.29)	$(0.30)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Numerator:
Net loss attributable to vTv Therapeutics Inc.	$(3,072)	$(3,963)	$(6,024)	$(8,183)
Reallocation of net income attributable to non-controlling interest from the assumed exchange of Class B shares (1)	(6,524)	(9,451)	(13,532)	(19,517)
Net loss before noncontrolling interest	$(9,596)	$(13,414)	$(19,556)	$(27,700)
Denominator:
Weighted-average number of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	10,049,831	9,693,254	9,875,743	9,693,254
Assumed exchange of Class B Common Stock (1)	23,094,221	23,119,246	23,104,867	23,119,246
Adjusted proforma fully exchanged weighted-average shares of Class A common stock outstanding, basic and diluted	33,144,052	32,812,500	32,980,610	32,812,500
Adjusted proforma earnings per fully exchanged share, basic and diluted	$(0.29)	$(0.41)	$(0.59)	$(0.84)

(1)	Assumes the exchange of all outstanding Class B common stock, resulting in the elimination of the non-controlling interest and recognition of the net income attributable to non-controlling interests.

Contacts

Investors:
vTv Therapeutics Inc.
Mike Biega, 617-221-9660
IR@vtvtherapeutics.com

or

Media:
Josh Vlasto, 212-572-5969
PR@vtvtherapeutics.com